EXHIBIT 10.5

                 CONSULTING AND MARKETING AGREEMENT

     THIS AGREEMENT is made this 25th day of February, 2000, by and between Clarkstone International Corporation ("CIC") and Exhaust
Technologies, Incorporated ("Company").

     WHEREAS, the Company owns all rights, patents and trademarks related to products known as "AirCat(TM)" pneumatic air wrenches and "Turbolator(R)" exhaust mufflers ("Products").

     WHEREAS, the Company and CIC desire that CIC render certain services to the Company for the development, marketing and sales of the Products.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions contained herein, the parties hereto agree as follows:

     1. CONSULTING SERVICES. CIC shall provide the following consulting, marketing and sales services to the Company:

          1.1 Marketing. CIC will provide consulting services to the Company in a marketing and sales capacity which may include, but not limited to the following:

     -    Identify and analyze potential markets
     - Create market strategies for the most effective introduction of the products
     -    Evaluate individual distribution organizations
     -    Study market share potential
     -    Recommend pricing structure
     - Pursue publicity opportunities, i.e.; news releases and publication editorials
     -    Produce a marketing video if appropriate
     - Assist in the design of collateral materials including brochures and point-of-purchase displays
     - Develop synergistic marketing relationships with individual companies and vertical markets

     2. SALES. CIC will provide national and international marketing and sales management of the "Products" and will use reasonable efforts to develop appropriate markets for the "Products." This will include efforts to sell, demonstrate and otherwise promote the sale of the "Products" through, but not limited to catalog sales (i.e.:
Granger, McMaster Carr, etc.), OEM (private label opportunities), primary and secondary market sales, trade shows if applicable, and the development of a network of sales representatives.

          2.1 Sales Compensation. CIC will be compensated for all sales of the Products (except licensing), on a commission basis, exclusive of actual freight and transportation costs (including insurance), normal and recurring bona fide trade discounts approved by CIC and any applicable sales or similar taxes. The commission will be calculated as follows:

     Sales under $10,000           15% of the sale

     Sales $10,000 - $20,000       $1,500 plus12% of the amount of
                                   the sale over $10,000

     Sales $20,000 - $30,000       $2,700 plus 11% of the amount of
                                   the sale over $20,000

     Sales over $30,000            $3,800 plus 10% of the amount of
                                   the sale over $30,000

     Sales are based on cumulative sales of a one year period (the fiscal year of the Company), per individual customer. In no event will the commission be more than 25% of gross profit from the sale of the products. The cost of the products will be shown at the beginning of each month to CIC by the Company and the Company will make available all information used in connection with determining costs.

     All commission owed by the Company to CIC shall be due and payable on or before the twentieth (20th) date of the month immediately following the month during which the payment of invoice applicable to an order in whole or in part is received by the company.

     CIC shall be responsible for all costs associated with the development of a network of sales representatives and factory representatives. CIC shall also be solely responsible for the payment of all commissions and benefits (if any) to such persons. CIC shall indemnify and hold the Company harmless against any claims made by sales or factory representatives for payments due to them or any other claim arising out of their relationship with CIC.

          2.2 License Fees. The parties acknowledge that CIC may also market the Products by a license of the Products technology to a third party. CIC shall have the right to negotiate the terms of any such license, but in any event, the license shall not be effective until the terms thereof are approved by the Company. As compensation for these activities, CIC shall be entitled to receive 15% of the royalties or other fees paid to the Company under the terms of the license ("CIC License Fee") for the life of the products. Such fees shall be paid by the Company to CIC within ten (10) days following receipt of funds thereof by the Company from the third party.

          2.3 Advertising. The only marketing costs for which the Company shall be responsible are costs associated with creation and publication of advertisements, brochures, video and other promotional materials for the Products, and trade show expenses as detailed in Exhibit A. The Company shall supply CIC with sufficient materials, as requested by CIC, to meet the full demand of marketing and sales. CIC will submit examples of all proposed advertisements and other promotional materials for the Products to the Company for inspection and approval. CIC shall not create any obligation or contract which would become binding on the Company unless the Company shall consent thereto in writing.

          2.4 Samples. The Company shall supply CIC with sufficient Products, as requested by CIC, for sample or demonstration purposes to enable CIC to meet the full demand of marketing and sales.

     3.   ADDITIONAL TERMS.

          3.1 Exclusive Representation. The Company grants to CIC the exclusive right to act as the Company's national and international sales organization for the Products as described above, with the exception of Company held "Corporate Accounts".

     "Corporate Accounts" are those identified in Exhibit B. All other sales activity and invoices will be deemed the result of CIC efforts and eligible for compensation to CIC in accordance with Paragraph 2.1 and 2.2.

     "Corporate Accounts" which have not resulted in a purchase order within six (6) months of the employment of Robert Teed by the Company, will be deemed "CIC Accounts" upon notification to the Company in writing by CIC prior to CIC or their representatives scheduling initial sales call activity for the purpose of soliciting purchase orders from the customer. "Corporate Accounts" which have not resulted in a purchase order before December 31, 2000 will be deemed

     "CIC Accounts". "CIC Accounts" which have not resulted in a purchase order within six (6) months may become "Corporate Accounts" upon notification to CIC in writing by the Company prior to Company employed personnel scheduling initial sales call activity for the purpose of soliciting purchase orders from the customer. Each party agrees to promptly furnish the other with copies of invoices upon request.

     In the event that both CIC and Company employed personnel have participated in the sales procurement process which results in the securing of a purchase order(s) for a "Corporate Account", 50% commission compensation will be payable to CIC for such account(s) and subject to the terms and conditions set forth herein.

          3.2 The Company agrees to refer all customer inquires to CIC and to promptly furnish CIC with copies of all correspondence and documentation between the Company and the customer, with the exception of "Corporate Accounts".

          3.3 Sales Policies. The Company shall establish the prices, charges and terms of sales of the Products ("Sales Policies"). The Sales Policies shall be those currently in effect and/or established from time to time by the Company in its price books, bulletins and other authorized releases. Written notice of each Sales Policy change shall be given by Company to CIC at least thirty (30) days in advance of such change.

          3.4 Orders and Collections. Orders for products shall be forwarded to and subject to acceptance by the Company. The Company agrees to refer all inquiries to CIC and to promptly furnish CIC with copies of all orders, correspondence and documentation between the Company and the Customer, with the exception of "Corporate Accounts". All invoices in connection with orders shall be rendered by the Company, direct to the Customer, and full responsibility for all products, services, collections, and bad debts rests with the Company.

          3.5 Relationship Created. CIC is not an employee of Company for any purpose whatsoever, but is an independent contractor. The Company is interested only in the results obtained by CIC, who shall have sole control of the manner and means of performing under this Agreement. The Company shall not have the right to require CIC to do anything which would jeopardize the relationship of independent contractor between Company and CIC. All expenses and disbursements incurred by CIC in connection with this Agreement shall be borne wholly and completely by CIC. CIC does not have, nor shall CIC hold out as having any right, power, or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the Company, unless the Company shall consent thereto in writing. Designation by CIC as "Sales Agent" or "Sales Agency" shall not expand the limited authority to conduct "Sales" activities granted under this Agreement. CIC shall have the right to appoint and shall be solely responsible for representatives at their own risk, expense, and supervision and shall not have any claim against the Company for compensation or reimbursement. Unless expressly permitted in writing, CIC shall not represent products which directly compete with Products of the Company during the existence of this contract relationship, or for a period of one year following notice of termination should CIC elect to terminate this Agreement.

     4. TERM. This Agreement shall continue in full force and effect for a period of three (3) years (or more) and shall automatically renew from year to year on the annual anniversary ("Renewal Date") of the Agreement, unless terminated at that time by either party. The effective date of termination ("Termination Date") shall be set forth in a notice given by one party to the other within ten (10) days of the annual Renewal Date indicating such party's election to terminate this Agreement, which Termination Date shall be at least ninety (90) days after the date notice of such election is given. Alternatively, this agreement may be terminated at any time by mutual written agreement between both parties. If this Agreement shall terminate for any reason whatsoever, CIC shall be entitled to receive CIC's full commission for a period of twelve (12) months, as determined in accordance with provisions of Paragraph 2.1 with respect to orders solicited prior to the effective date of such termination, regardless of when such orders are accepted by Company (provided CIC can demonstrate such orders were solicited prior to the effective date of such termination) and regardless of when such shipments are made or invoices rendered. In addition, CIC shall continue to receive the CIC License Fee (in accordance with Paragraph 2.2) under any license signed by the Company or solicited by CIC prior to the Termination Date.

     5.FURTHER PROVISIONS. Company shall save CIC harmless from and against and indemnify CIC for all liability, loss, costs, expenses or damages however caused by reason of any Products (whether or not defective), or any act or omission of Company, including, but not limited to, any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property, and for infringement of any patent rights or other rights of third parties, and for any violation of municipal, state, or federal laws or regulations governing the Products, or their sale, which may result from the sale or distribution of the Products by CIC hereunder.

          5.1 CIC shall hold the Company harmless from and against and indemnify Company for all liability, loss, costs, expenses or damages arising out of, or related to, CIC's breach of any term of this Agreement.

          5.2 Legal Jurisdiction. This Agreement shall be subject to and shall be enforced and construed pursuant to the laws of the State of Washington. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. In the event of litigation, the prevailing party may recover interest, court costs, and reasonable attorney's fees.

          5.3 Notices. Any notice, demand, or request required or permitted to be given hereunder shall be in writing and shall be deemed effective on personal delivery or seventy-two (72) hours after having been deposited in the United States mail, postage prepaid, registered or certified, and addressed to the addressee at his or its main office as set forth below. Any party may change his or her address for purposes of this Agreement by written notice given in accordance herewith.

          5.4 Dispute Resolution. In the event of any dispute or default arising as a result of this Agreement, the parties agree to submit such dispute or default to binding arbitration, according to the then existing rules of the American Arbitration Association to an arbitrator or arbitration panel in Spokane County, Washington. If the parties cannot agree upon an arbitrator within ten (10) days after demand by either of them, either or both parties may request the American Arbitration Association to name a panel of three (3) arbitrators. Each party shall strike one name on this list, and the remaining name shall be the arbitrator. The expenses of the arbitrator shall be shared equally by the parties, unless the arbitrator determines that the expenses shall be otherwise assessed.

          5.5 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by an communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Any prior written agreements or letters of intent among the parties shall, upon the execution of this Agreement, be null and void.

          5.6 Assignment, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties.

          5.7 Waiver, Discharge. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

          5.8 Good Faith. Each party has a requirement to act in good faith and in a fiduciary responsibility to the other. All terms and conditions of this agreement shall be subject to normal and reasonable business practices in good faith for the type of services to be performed.

CIC:  CLARKSTONE INTERNATIONAL CORPORATION

/s/ Linda L. Rose
By:  Linda L. Rose                      Date: February 25, 2000

Vice President
Title

101 East Nora Ave., Spokane, Washington 99207
509-326-6654

THE COMPANY: EXHAUST TECHNOLOGIES, INCORPORATED

/s/ Bob Sterling
By:  Bob Sterling                       Date: February 25, 2000

President
Title

PO Box 2822, Spokane, WA 99220
509-838-4447

                             EXHIBIT A
                            Trade Shows


     The Company and CIC mutually agree to the following terms and conditions with respect to trade shows.

     The Company shall be responsible for costs associated with trade show promotion of the Company's Product upon mutual agreement by both parties to participate at a specific event. Event space will be contracted by Clarkstone and the Company will pay costs associated with the event to Clarkstone. The Company's responsibility for booth and equipment expenses will be based on the square footage of the Clarkstone trade show booth space to be used exclusively for the representation of the Company's Product.

1. The Company pays the costs of the following expenses based on the percentage of Clarkstone booth space allocated for the representation of the Company's Product:

     -    Event booth space
     - Furnishings (i.e.: table, table skirt, chairs, carpet, etc.)
     - Utilities (i.e.: electrical hook-up for lights and equipment and etc.)
     -    Equipment (i.e.: lead machine and etc.)
     -    Event labor (should this be required)

2.   The Company pays 100% of the following costs:

     - Booth display, graphics and props (and associated costs) used to represent the Company's Product
     - Freight and related expenses (i.e.: insurance) for the shipment of the Company's display and materials to and from the event
     -    Promotional "hand-out" materials and sample product
     - Personal expenses of Company personnel for airfare and etc. (should Company personnel elect to attend the event)
     - Event related advertising or product promotions authorized by the Company

3. CIC shall be responsible for the following event expenses based on the percentage of Clarkstone booth space used to represent products other than the Company's Product:

     -    Event booth space
     -    Furnishings (i.e.: table, table skirt, chairs, carpet)
     -    Utilities (i.e.: electrical hook-up for lights and
          equipment)
     -    Equipment (i.e.: lead machine)
     _    Event labor (should this be required)

4.   Clarkstone pays 100% of the following costs:

     - All costs related to other Clarkstone client products represented at the event
     - Airfare, lodging, meals, transportation, and related personal expenses of personnel authorized by Clarkstone to staff the event booth















































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                             EXHIBIT B

                        "Corporate Accounts"

The Company and CIC mutually agree the following thirty-five (35) companies comprise the "Corporate Accounts" as defined in Paragraph
3.1 for the purpose of Product sales, the establishment of reps (if any) and ongoing account service and management.

 1.  Ingersol Rand
 2.  Chicago Pneumatic
 3.  Florida Pneumatic
 4.  APD (Pep Boys)
 5.  Monroe Muffler
 6.  Meineki Muffler
 7.  Morgan Tire
 8.  Discount Tire
 9.  CPW, Inc. (Winston Tire)
10.  Firestone Store, Inc.
11.  Goodyear Tire, Inc.
12.  Oreilly Auto Parts
13.  Hefner Tire
14.  Merchants Tire
15.  Icarumba.com
16.  Lucor, Inc.
17.  Altons Tire
18.  TBC (Big O)
19.  AM-PAC Tire Dist Inc.
20.  Fountain Tire
21.  Sommerset Tire and Service, Inc.
22.  Team Tire
23.  OK Tire Stores
24.  Dal Tire
25.  Purcell Tire
26.  Lex Brodie Tire
27.  Merlin Muffler
28.  Econo Lube and Tune
29.  Kar Kwik
30.  Les Schwab
31.  Mac Tools
32.  Advanced Auto Parts, Inc.
33.  CSK Auto, Inc.
34.  Parts America.com
35   Meyers Tires

The Company has agreed to establish communications with Midas and Meineke for the purpose of developing a coupon redemption program. Midas is not a "Corporate Account" for the purpose of soliciting
Product sales.